EXHIBIT 5
                      LOCKE LIDDELL & SAPP LLP
                      Attorneys & Counselors

3400 Chase Tower                                (713) 226-1200
600 Travis Street                          Fax: (713) 223-3717
Houston, Texas 77002-3095

               Austin * Dallas * Houston * New Orleans

                        February 11, 2002


El Paso Corporation
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

     We have acted as special counsel for El Paso Corporation, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering of up to 21,000,000 additional shares of the Company's common stock, par value $3.00 per share (the "Common Stock"), which may be issued under the El Paso Corporation Omnibus Plan for Management Employees (the "Plan").

     In such capacity, we have examined the corporate documents of the Company, including its Certificate of Incorporation and its Bylaws, each as amended or restated, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents that we have deemed necessary for the purposes of the expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock, when issued and paid for pursuant to the provisions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   LOCKE LIDDELL & SAPP LLP


                                   By:  /s/ David F. Taylor
                                        -------------------
                                        David F. Taylor